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                                                                    EXHIBIT 99.2

                               ATA HOLDINGS CORP.
                          7337 WEST WASHINGTON STREET
                          INDIANAPOLIS, IN 46321-0609
                             SENIOR NOTES DUE 2009
                           (144A CUSIP NO. 00209HAA9)
                       (REGULATION S CUSIP NO. U04643AA7)
                                      AND
                             SENIOR NOTES DUE 2010
                           (144A CUSIP NO. 00209HAB7)
                       (REGULATION S CUSIP NO. U04643AB5)
                  PURSUANT TO THE PROSPECTUS DATED MAY 10, 2004

To: Brokers, Dealers, Commercial Banks,
    Trust Companies and other Nominees:

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFERS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON JUNE 11, 2004 (THE 'EXPIRATION DATE'),
UNLESS EXTENDED BY THE COMPANY. TENDERS OF EXISTING NOTES MAY NOT BE WITHDRAWN EXCEPT UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE PROSPECTUS. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS AS QUICKLY AS POSSIBLE TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD PRIVATE EXCHANGE NOTES.

    ATA Holdings Corp. ('we', the 'Company' or 'ATA Holdings') is offering, upon and subject to the terms and conditions set forth in the prospectus dated
May 10, 2004 (as it may be updated, amended, changed or supplemented from time to time, the 'prospectus'), and the enclosed letter of transmittal (the 'Letter of Transmittal') to exchange (the 'Exchange Offers') our registered Senior Notes due 2009 (the 'Registered 2009 Notes') for any and all of our outstanding Senior Notes due 2009 (the 'Private Exchange 2009 Notes') and our registered Senior Notes due 2010 (the 'Registered 2010 Notes' and, together with the Registered 2009 Notes, the 'Registered Notes') for any and all of our outstanding Senior Notes due 2010 (the 'Private Exchange 2010 Notes' and, together with the Private Exchange 2009 Notes, the 'Private Exchange Notes'). The Exchange Offers are conditioned on certain conditions as described in the prospectus under 'The Exchange Offers -- Conditions.'

    We are requesting that you contact your clients for whom you hold Private Exchange Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Private Exchange Notes registered in your name or in the name of your nominee, or who hold Private Exchange Notes registered in their own names, we are enclosing the following documents:

        1. the prospectus;

        2. the Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

        3. a form of letter that may be sent to your clients for whose account you hold Private Exchange Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offers; and

        4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    To participate in the Exchange Offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth




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in the Letter of Transmittal and in the prospectus under the heading 'The
Exchange Offers -- Procedures for Tendering Existing Notes.' The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Private Exchange Notes residing in any jurisdiction in which the making of Exchange Offers or the acceptance hereof would not be in compliance with the laws of such jurisdiction.

    Any inquiries you may have with respect to the Exchange Offers, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, at the address and telephone number set forth in the prospectus.

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF ATA HOLDINGS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

                                          Very truly yours,


                                          ATA HOLDINGS CORP.

Enclosures

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